Exhibit 10.28

INTERNATIONAL PAPER INVESTMENT (SHANGHAI) CO., LTD. (AS THE SELLER) AND SHANDONG SUN HOLDING GROUP CO., LTD. (AS THE BUYER)

EQUITY TRANSFER AGREEMENT

for the transfer of
fifty five percent (55%) equity interest in
INTERNATIONAL PAPER & SUN CARTONBOARD CO., LTD.,
SHANDONG INTERNATIONAL PAPER & SUN COATED PAPERBOARD CO., LTD., AND
SHANDONG IP & SUN FOOD PACKAGING CO., LTD.

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CLIFFORD CHANCE DEUTSCHLAND LLP
Draft Date: 27 November 2014

CONTENTS
Clause	Page
1.DEFINITIONS    3
2.SALE AND PURCHASE    3
3.ANTI-TRUST FILING    4
4.MOFCOM APPROVAL DATE    4
5.SAIC REGISTRATION DATE    5
6.MUTUAL COVENANT    5
7.WARRANTIES    6
8.FURTHER AGREEMENT    6
9.TERMINATION    9
10.CONFIDENTIAL INFORMATION AND DISCLOSURE    10
11.MISCELLANEOUS    11
12.ENTIRE AGREEMENT    12
13.ASSIGNMENT    12
14.NOTICES    12
15.GOVERNING LAW AND JURISDICTION    13
16.GOVERNING LANGUAGE    13
17.COPY FOR SUBMISSION    13
18.EFFECTIVENSS    14
SCHEDULE 1 DEFINITIONS15

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CLIFFORD CHANCE DEUTSCHLAND LLP
Draft Date: 27 November 2014

THIS AGREEMENT (this "Agreement") is made
BETWEEN:

(1)
INTERNATIONAL PAPER INVESTMENT (SHANGHAI) CO., LTD., a company duly established and validly existing under the laws of the PRC (registered no. 310000400629687), whose legal address is at Unit 1801, 600 Middle Longhua Road, Xuhui District, Shanghai (the "Seller"); and

(1)
SHANDONG SUN HOLDING GROUP CO., LTD., a company duly established and validly existing under the laws of PRC (registered no. 370882228000354), whose legal address is at Town Station of Xinglong Village, Yanzhou District, Jining (the "Buyer").

The Seller and the Buyer are referred to collectively as both "Parties" and individually as a "Party".
RECITALS:

(A)
International Paper & Sun Cartonboard Co., Ltd. (万国纸业太阳白卡纸有限公司) ("JV1") is a Sino-foreign cooperative joint venture company duly established and validly existing under the laws of the PRC (registered no. 370000400003006), whose legal address is at 66 Xiguan Avenue, Yanzhou District, Jining, Shandong Province.

(B)
Shandong International Paper & Sun Coated Paperboard Co., Ltd. (山东国际纸业太阳纸板有限公司) ("JV2") is a Sino-foreign cooperative joint venture company duly established and validly existing under the laws of the PRC (registered no. 370000400003389), whose legal address is at 66 Xiguan Avenue, Yanzhou District, Jining, Shandong Province. JV2 has a wholly owned subsidiary called International Paper & Sun (Hong Kong) Trading Limited (the "Trading Subsidiary").

(C)
Shandong IP & Sun Food Packaging Co., Ltd. (山东万国太阳食品包装材料有限公司) ("JV3") is a Sino-foreign cooperative joint venture company duly established and validly existing under the laws of the PRC (registered no. 370000400006730), whose legal address is at 66 Xiguan Avenue, Yanzhou District, Jining, Shandong Province.

JV1, JV2 and JV3 are referred to collectively as the "Target Companies" and individually as a "Target Company".

(D)
The Target Companies were originally established by the Seller's Affiliate and the Buyer's Affiliate. As of the date of this Agreement, the Seller holds fifty-five (55%) equity interests in each Target Company.

(E)	Upon friendly discussion, the Buyer proposes to acquire, and the Seller agrees to transfer, the Seller's entire equity interests in the Target Companies.
THE PARTIES AGREE as follows:

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1.	DEFINITIONS
Unless otherwise defined elsewhere in this Agreement, capitalized terms used in this Agreement shall have the meanings given to them in Schedule 1 to this Agreement.

2.	SALE AND PURCHASE

2.1	Sale and Purchase

2.1.1
In accordance with the terms and conditions of this Agreement, the Seller shall sell to the Buyer, and the Buyer shall acquire from the Seller, the entire equity interest held by the Seller in each Target Company (representing fifty-five per cent (55%) of the total equity interest of each Target Company), together with all rights and obligations accruing or attached thereto as at the MOFCOM Approval Date (as defined in Clause 4.2) (each "JV1 Target Equity Interest", "JV2 Target Equity Interest" and "JV3 Target Equity Interest" respectively, and collectively the "Target Equity Interests").

2.1.2
The transfer of the JV1 Target Equity Interest, the JV2 Target Equity Interest and the JV3 Target Equity Interest shall be conducted simultaneously and the completion of the transfer of the Target Equity Interests in respect of any Target Company shall be conditional upon the completion of the transfer of the Target Equity Interests in respect of the other Target Companies. The afore-mentioned transaction is hereinafter referred to as the "Transaction".

2.2	Purchase Price

2.2.1	The purchase price for the Target Equity Interests is RMB 149 million (in words: Renminbi one hundred and forty nine million) (the "Purchase Price").

2.2.2	The Purchase Price shall be apportioned to the Target Equity Interests in respect of each Target Company as follows:

(a)	RMB44,174,932 (in words: Renminbi forty-four million one-hundred seventy-four thousand nine-hundred and thirty-two) for the JV1 Target Equity Interest;

(b)	RMB 85,048,862 (in words: Renminbi eighty-five million forty-eight thousand eight hundred and sixty-two) for the JV2 Target Equity Interest; and

(c)	RMB19,776,206 (in words: Renminbi nineteen million seven hundred seventy-six thousand two hundred and six) for the JV3 Target Equity Interest.

2.2.3	For the avoidance of doubt, there shall be no adjustment to the Purchase Price after the date of this Agreement.

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2.3	Payment of Purchase Price

2.3.1	The Purchase Price shall be paid by the Buyer into the Seller's Bank Account, without any deduction, withholding, set-off or counterclaim whatsoever, in the following manner:

(d)	twenty percent (20%) of the Purchase Price ("First Payment") shall be paid within five (5) Business Days from the date of this Agreement;

(e)	thirty percent (30%) of the Purchase Price ("Second Payment") shall be paid within five (5) Business Days from the MOFCOM Approval Date;

(f)	fifty percent (50%) of the Purchase Price ("Final Payment") shall be paid within five (5) Business Days from the SAIC Registration Date (as defined in Clause 5).

2.3.2
Without prejudice to the Seller's rights under other provisions of this Agreement and the laws of the PRC, if the Buyer fails to pay any portion of the Purchase Price in accordance with Clause 2.3.1, a late-payment interest shall accrue and be payable by the Buyer to the Seller in respect of the default amount, for the period starting from the day following the expiry of the payment period mentioned above in respect of such portion until the day on which the default amount is paid, at the interest rate of 4.85% per annum.

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Draft Date: 27 November 2014

3.	ANTI-TRUST FILING

3.1
Within ten (10) Business Days after the date of this Agreement, the Buyer shall make a notification to the Anti-monopoly Bureau of the Ministry of Commerce of the PRC ("AMB") in respect of the Transaction. For the purpose of anti-trust filing, the Buyer shall be responsible for preparing the documents and materials as may be required under the laws of the PRC or AMB and the Seller shall provide reasonable assistance to the Buyer by providing the Buyer with access to necessary information of the Target Companies which is in the possession of the Seller. The Buyer shall use its best endeavours to obtain the PRC anti-trust clearance for the Transaction as soon as practicable after the date of this Agreement.

3.2
Anti-trust clearance for the Transaction is deemed to be obtained upon the issuance of a notice by the Ministry of Commerce clearing the Transaction for merger control purposes pursuant to the Anti-Monopoly Law or the expiry of the statutory clearance period under the Anti-Monopoly Law and no objection having been raised by the Ministry of Commerce with respect to the Transaction.

4.	MOFCOM APPROVAL DATE

4.1
Within five (5) Business Days of the receipt of the First Payment in the Seller's Bank Account, the Parties shall, and shall procure the Target Companies to, submit this Agreement together with all the other necessary documents to MOFCOM for approval of the Transaction (i.e. the transfer of the Target Equity Interests in each Target Company) as a whole.

4.2
With effect from the day on which MOFCOM issues an approval letter/approval letters approving the Transaction (i.e. the transfer of the Target Equity Interests in each Target Company) ("MOFCOM Approval Date"),

4.2.1	the Buyer shall assume all the rights and obligations in respect of the Target Equity Interests of the Target Companies;

4.2.2
the JV Contracts shall be terminated, and neither Party shall have any further responsibility or liability to the other Party or their Affiliates in respect of its obligations under the JV Contracts (unless the relevant obligations are explicitly provided under the relevant JV Contract to survive, subject to the terms and conditions thereof, after the termination of that JV Contract);

4.2.3
the director(s) and supervisor(s) appointed by the Seller in each Target Company shall be automatically released from their responsibilities as the director or supervisor (as the case may be) of that Target Company.

5.	SAIC REGISTRATION DATE
Within five (5) Business Days after the MOFCOM Approval Date and provided that the First Payment and Second Payment have been duly received in the Seller's Bank Account, the Parties shall, and shall procure the Target Companies to, submit this Agreement together with all the other necessary documents to SAIC for registration of:

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5.1.4	change of shareholder(s) of each Target Company so that the Seller will no longer be recorded as a shareholder of such Target Company; and

5.1.5	change of the directors and supervisors of each Target Company so that the persons appointed by the Seller will no longer be recorded as the directors or supervisors of such Target Company.
The SAIC registration shall be deemed completed upon the issuance of a revised business license ("Revised Business License") for each Target Company evidencing the conversion of that Target Company from a Sino-foreign cooperative joint venture into a domestic company ("SAIC Registration Date"). As soon as practicable following the issuance of the Revised Business License for a Target Company, with the assistance of the Seller (if necessary), the Buyer shall, and shall procure that Target Company to, complete all the post SAIC registrations (including without limitation registrations with the relevant foreign exchange administration authority/banks and the local tax bureaus, as applicable) to de-register the Seller as an equity holder in that Target Company.

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Draft Date: 27 November 2014

6.	MUTUAL COVENANT

6.1
For the avoidance of doubt, from the date of this Agreement and until the MOFCOM Approval Date, the JV Contract in respect of each Target Company shall remain in full force and effect and the Parties shall fully respect and comply with the arrangements thereunder. Subject to the preceding provision, at any time after the receipt by the Seller of the First Payment in the Seller's Bank Account, the Buyer may appoint a deputy general manager in the Target Companies who shall report to the general manager of the Target Companies and may participate in the management and monitoring of the business operation of the Target Companies. For the avoidance of doubt, the position of the deputy general manager shall be cancelled if this Agreement is terminated in accordance with Clause 9. Separately, the Seller undertakes to the Buyer that it will procure that, between the date of this Agreement and the MOFCOM Approval Date, the general manager of the Target Companies will not take any action that is out of the ordinary course of business without the consent of the Buyer.

6.2
In addition to the obligations provided under Clause 3, Clause 4 and Clause 5 above, each Party agrees to perform (or procure the performance of) all such acts and things and/or to execute and deliver (or procure the execution and delivery of) all such documents, as may be required by PRC law or as may be necessary or reasonably requested by the other Party to implement the Transaction in accordance with this Agreement.

6.3
Each Party shall, as applicable, keep the other Party reasonably informed of the progress of the anti-trust filing, MOFCOM approval and SAIC registration in relation to the Transaction. The Buyer shall immediately notify the Seller of the obtaining of the anti-trust clearance for the Transaction, the MOFCOM Approval and the Revised Business License of any Target Company, as the case may be.

7.	WARRANTIES

7.1	Each Party warrants to the other Party that:

7.1.1	it has the right, power and authority to enter into this Agreement and to perform its obligations under this Agreement; and

7.1.2	its obligations under this Agreement are valid, legal, binding and enforceable in accordance with the terms of this Agreement.

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7.2	The Seller warrants to the Buyer that the Seller legally and beneficially owns the Target Equity Interests, free from any Encumbrance.

7.3
The Buyer acknowledges and agrees that other than those warranties set out in Clause and 7.2, no representations or warranties are, or shall be deemed as having been, explicitly or impliedly made by the Seller to the Buyer in relation to any Target Company, the Target Equity Interests or the Transaction.

8.	FURTHER AGREEMENT

8.1	Discussion with the Relevant Banks
At the reasonable request of the Buyer, the Seller shall provide its reasonable assistance to the Buyer in approaching and discussing with the Relevant Banks regarding the loans lent by them to the relevant Target Company(ies) or the Trading Subsidiary, in connection with the Transaction. For the avoidance of doubt, in no event shall the preceding provision be interpreted in such a way as to indicate or imply any obligation on the part of the Seller or any of its Affiliates towards the Buyer, any Target Company, the Trading Subsidiary or any creditor bank of any Target Company or the Trading Subsidiary, in respect of the loans borrowed by any Target Company or the Trading Subsidiary.

8.2	No acceleration of Shareholder Loan

8.2.1	The Buyer agrees to procure that:

(a)
Shandong Sun Paper Industry Joint Stock Co., Ltd. ("Sun ListCo") shall not, after the date of this Agreement, demand repayment by JV2 of the Sun ListCo Loan (or the relevant part thereof) prior to the scheduled maturity date of the same as provided under the Sun ListCo Shareholder Loan Agreement, as a result of or in connection with the Transaction; and

(b)
JV2 shall not, after the date of this Agreement, repay to the Sun ListCo the Sun ListCo Loan (or the relevant part thereof) prior to the scheduled maturity date of the same as provided under the Sun ListCo Shareholder Loan Agreement.

8.2.2
The Seller agrees that it will not, after the date of this Agreement, demand repayment by JV2 of the IP Loan (or the relevant part thereof) prior to the scheduled maturity date of the same as provided under the IP Shareholder Loan Agreement, as a result of or in connection with the Transaction, provided that༚

(a)	Sun ListCo will not demand the early repayment of the Sun ListCo Shareholder Loan (as described in Clause above), and

(b)	JV2 will not voluntarily prepay the Sun ListCo Loan (as described in 8.2.1(b)).

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8.3	Scheduled Repayment of IP Loan
Notwithstanding Clause 8.2.2, both Parties acknowledge that JV2 (as the borrower) shall be obliged to repay the IP Loan (including the interest accrued thereon) to the Seller (as the lender) in accordance with the loan repayment schedule pursuant to the IP Shareholder Loan Agreement or otherwise pursuant to the terms of the IP Shareholder Loan Agreement. Further, the Buyer hereby guarantees to the Seller the due and punctual performance of each obligation of JV2 pursuant to the IP Shareholder Loan Agreement. The Buyer's obligations under the preceding provision shall be joint and several with the obligations of JV2 under the IP Shareholder Loan Agreement.

8.4	Intellectual Property

8.4.1
On the MOFCOM Approval Date, International Paper Company will give a written termination notice to JV1 in respect of the Trademark License Agreement between International Paper Company and JV1 dated 21 October 2006 ("Trademark License Agreement"), pursuant to which the Trademark License Agreement will terminate in accordance with the terms thereof in one-hundred and twenty (120) days after the date of the written termination notice. The rights and obligations of the parties to the Trademark License Agreement in connection with the termination shall be dealt with in accordance with the terms of the Trademark License Agreement.

8.4.2	The Buyer shall procure that the Target Companies and the Trading Subsidiary shall:

(a)
within twelve (12) months after the MOFCOM Approval Date, remove "International Paper" (in English) from any corporate, enterprise, trading names of the Trading Subsidiary (as the case may be) (and the Trading Subsidiary can only use "International Paper" (in English) always as part of its full company name before the afore-mentioned change of the Trading Subsidiary's corporate, enterprise and trading names is completed); and

(b)
within six (6) months after the MOFCOM Approval Date, unless otherwise allowed by the Seller, remove any brand, trademark, logo belonging to International Paper Company or its Affiliates, including "International Paper" (in English) and "国际纸业" or "万国纸业" (as the case may be) (in Chinese) which are separately used, from all brands, labels, packaging and/or promotional materials, trademarks, trade names, service marks, trade dress, and logos used by the Target Companies or the Trading Subsidiary and stop exploiting any other intellectual property belonging to International Paper Company or its Affiliates.

8.4.3
Subject to Clause 8.4.2 and without prejudice to the rights of International Paper Company or its Affiliates to take any actions to protect and/or preserve their intellectual property rights, the Target Companies may keep their current company names (as described in Clause 8.4.4), provided however that:

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(a)	JV1 and JV2 can only use "International Paper" (in English), "国际纸业" or "万国纸业" (as the case may be) (in Chinese) always as part of their respective full company name; and

(b)
this Clause 8.4.3 shall not be interpreted in any way to indicate or imply any conveyance by the Seller, the International Paper Company or its Affiliates to the Buyer, any Target Company or the Trading Subsidiary of any intellectual property belonging to International Paper Company or its Affiliates concerning "International Paper" (in English), "国际纸业" or "万国纸业" (as the case may be) (in Chinese).

8.4.4	For the purpose of Clause 8.4.3, both Parties acknowledge that, as of the date of this Agreement:

(a)	The name of JV1 is: "万国纸业太阳白卡纸有限公司" (in Chinese) and "International Paper & Sun Cartonboard Co., Ltd." (in English);

(b)	The name of JV2 is: "山东国际纸业太阳纸板有限公司" (in Chinese) and "Shandong International Paper & Sun Coated Paperboard Co., Ltd." (in English); and

(c)	The name of JV3 is: "山东万国太阳食品包装材料有限公司" (in Chinese) and "Shandong IP & Sun Food Packaging Co., Ltd." (in English).

8.4.5
Without prejudice to the rights of International Paper Company or its Affiliates to take any actions to protect and/or preserve their intellectual property rights, for the avoidance of doubt, both Parties acknowledge that the Target Companies may keep and use the trademarks which are legally owned by them and have been duly registered by them with the PRC Trademark Office as of the date of this Agreement.

9.	TERMINATION

9.1	Termination of this Agreement

9.1.3	Upon the occurrence of any of the following events or circumstances, either Party (the "Terminating Party") may elect to terminate this Agreement by issuing a notice in writing to the other Party:

(a)	the AMB prohibits the completion of the Transaction (provided that the Buyer has used its best endeavours to obtain the PRC anti-trust clearance for the Transaction);

(b)
the MOFCOM approval (as described in Clause ) is not obtained within nine (9) months after the date of this Agreement, provided that a Party shall not be entitled to terminate this Agreement under this clause if the above is due to its failure to perform any of its obligations under this Agreement or is otherwise attributable to it;

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(c)
at any time prior to the MOFCOM Approval Date, the other Party (the "Default Party") is in material breach of any provision of this Agreement and such default (i) fails to be rectified, to the reasonable satisfaction of the Terminating Party, within thirty (30) days after notification by the Terminating Party to the Default Party of the default or (ii) is not capable of being cured, in the reasonable opinion of the Terminating Party.

9.1.4	In addition to Clause 9.1.1 and notwithstanding Clause 4.2, the Seller may (at its sole discretion) elect to terminate this Agreement by issuing a notice in writing to the Buyer:

(c)
if the Buyer fails to pay the Purchase Price (or any portion thereof) in accordance with Clause 2.3 and such default fails to be rectified within thirty (30) days from the date on which the Purchase Price (or any portion thereof) becomes payable under Clause 2.3; or

(d)
if the Buyer or a Target Company fails to submit to the SAIC all the necessary documentation required to complete the SAIC registration (as described in Clause 5) within thirty (30) days from the MOFCOM Approval Date.

9.1.5
In addition to Clause 9.1.1 and notwithstanding Clause 4.2, the Buyer may (at its sole discretion) elect to terminate this Agreement by issuing a notice in writing to the Seller if the Seller fails to provide any document which is required to be provided by the Seller under PRC applicable laws for the purpose of submission to MOFCOM (as described in Clause 4.1) or SAIC (as described in Clause 5) and the Seller fails to rectify within thirty (30) days from the date on which the Buyer requires in writing such document and provides in reasonable detail the statutory basis for requiring such document.

9.1.6
For the avoidance of doubt, nothing in this Clause 9.1 shall be interpreted in any manner to prejudice the either Party's right to demand specific performance by the other Party of any of its obligation under this Agreement.

9.2	Effect of Termination

9.2.1
Each Party's further rights and obligations shall cease immediately upon termination of this Agreement, except that Clauses 10, 14, 15 and 16 shall survive the termination of this Agreement. Such termination shall not affect a Party's accrued rights and obligations at the date of termination.

9.2.2
Without prejudice to the Seller's rights under other provisions of this Agreement and the laws of the PRC, if the Seller elects to terminate this Agreement pursuant to Clause 9.1 due to a breach of this Agreement by the Buyer:

(d)	the Seller shall be entitled to the First Payment and the Buyer shall be deemed to have forfeited it; and

(e)	the Buyer shall, on demand of the Seller, indemnify the Seller against (i) all the costs incurred by the Seller relating to the negotiation, preparation,

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execution and performance by the Seller or its Affiliate of this Agreement and of each document referred to in it and (ii) any further losses suffered by the Seller as a result of such termination.

9.2.3
If this Agreement is terminated pursuant to Clause 9.1.1(a) or Clause 9.1.2, upon the demand of the Seller (at the Seller's sole discretion), the Buyer shall, and the Parties shall ensure that the Target Companies shall, take all necessary actions and sign all necessary documents to re-transfer/re-instate the Target Equity Interests back to the Seller, at nil consideration to the Seller, as soon as possible after such termination and, if necessary, apply to MOFCOM for its revocation of the MOFCOM approval letter(s) (as described in Clause 4.2) ("Equity Re-transfer"); in such case, the Buyer shall also be responsible for and indemnify the Seller against all the costs incurred by the Seller arising out of or in connection with the Equity Re-transfer.

9.2.4
Without prejudice to the Buyer's rights under other provisions of this Agreement and the laws of the PRC, if the Buyer elects to terminate this Agreement pursuant to Clause 9.1.3, the Seller shall pay twenty percent (20%) of the Purchase Price as liquidated damages to the Buyer.

10.	CONFIDENTIAL INFORMATION AND DISCLOSURE

10.1	Confidential information
The Parties agree and acknowledge that the contents of this Agreement and any information that has been, or may be, imparted in respect of the same by the Parties to each other, is strictly confidential in nature, and may not be disclosed to any third party (i) unless disclosure is required by applicable laws or by any rule of a listing authority or stock exchange on which the shares of a Party or its Affiliate are listed or traded or (ii) unless such information is or hereafter becomes, through no fault of either party, public knowledge.

10.2	Disclosure
Subject to Clause 10.1 above, following the date of this Agreement, the Seller or its Affiliates shall be entitled to make a public disclosure or press release in respect of the Transaction, provided that, so far as is practicable, the Seller shall notify the Buyer in advance of such disclosure or release and take into account the reasonable comments of the Buyer as to the content of such disclosure or release.

11.	MISCELLANEOUS

11.1	Costs
Except where this Agreement or the relevant document provides otherwise, each Party shall pay its own costs relating to the negotiation, preparation, execution and performance by it of this Agreement and of each document referred to in it.

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11.2	Taxes
The Seller and the Buyer shall bear its own stamp duty payable in the PRC in connection with the transfer of the Target Equity Interests under this Agreement. Except as otherwise provided in this Agreement, each of the Parties shall be responsible for its own tax liabilities arising from the transfer of the Target Equity Interests under this Agreement.

11.3	Amendment
Any amendment of this Agreement is valid only if it is in writing and signed by or on behalf of each Party.

11.4	Waiver
The failure to exercise or the delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of such right or remedy. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further or any other exercise of such right or remedy or the exercise of another right or remedy.

11.5	Severability
The invalidity, illegality or unenforceability of a provision of this Agreement does not affect or impair the validity of the remainder of this Agreement.

11.6	Counterparts
This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same agreement.

12.	ENTIRE AGREEMENT
This Agreement constitutes the entire agreement and supersedes any previous agreements between the Parties relating to the subject matter of this Agreement.

13.	ASSIGNMENT
Neither Party shall assign or in any other way alienate any of its rights or obligations under this Agreement whether in whole or in part.

14.	NOTICES

14.1	Format of notice
A notice or other communication under or in connection with this Agreement (a "Notice") shall be (i) in writing; (ii) in the English and Chinese languages; and (iii) delivered personally or sent by a reputable international courier (e.g. FedEx, SF) or by fax to the Party due to receive the Notice at its address or fax number set out in Clause or to such other addressee, address or fax number as the Party due to receive the Notice may specify

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by giving the other Party due to send the Notice not less than five (5) Business Days' written notice before the Notice is despatched.

14.2	Deemed delivery of notice
Unless there is evidence that it was received earlier, a Notice is deemed to have been duly given if (i) delivered personally, when left at the address set out in Clause ; (ii) sent by a reputable international courier, ten (10) Business Days after posting it; and (iii) sent by fax, when confirmation of its transmission has been recorded by the sender's fax machine.

14.3	Address and fax number
The address and fax number referred to in Clause is:

Name of Party	Address	Fax No.	Marked for the attention of
Seller	17-18 F, West Building, Greenland Center, 600 Middle Longhua Road, Shanghai 200032	86-21-61133201	Cecilia Ho
Buyer	No. 1, Youyi Road, Yanzhou District, Jining City, Shandong Province	+	Li Hongxin

14.4	Any Notice form the Buyer to the Seller shall copy International Paper Company at the following address and fax number:

Name	Address	Fax No.	Marked for the attention of
International Paper Company	6420 Poplar Avenue, Tower III, Memphis, TN 38197	1-901-214-9875	C. Cato Ealy

15.	GOVERNING LAW AND JURISDICTION

15.1	Governing law
This Agreement shall be governed by and construed in accordance with the laws of the PRC.

15.2	Arbitration

15.2.1
The Buyer and the Seller agree that any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity, interpretation, breach or termination, shall be referred to China International Economic and Trade Arbitration Commission ("CIETAC")

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for arbitration in accordance with the CIETAC Arbitration Rules in force as at the date of this Agreement ("Rules").

15.2.2	The hearing of the arbitration shall take place in Shanghai.

15.2.3
The arbitration tribunal shall consist of three (3) arbitrators. Each Party shall appoint one (1) arbitrator, and the two (2) arbitrators thus appointed shall appoint the third arbitrator. If within thirty (30) days of a request from the other Party to do so a Party fails to appoint an arbitrator, or if the two (2) arbitrators fail to agree on the third arbitrator within thirty (30) days after the appointment of the second arbitrator, the appointment shall be made, upon request of a party, by the Chairman of CIETAC in accordance with the Rules, as amended herein.

15.2.4
The languages of the arbitration proceedings shall be in Chinese and English. Any arbitration award shall be made in writing and shall be final and binding on the Parties from the day it is made. The parties undertake to carry out each and every arbitral award without delay.

16.	GOVERNING LANGUAGE
This Agreement is written in both English and Chinese versions. Both versions shall be of equal validity.

17.	COPY FOR SUBMISSION

17.1	The Parties agree that this Agreement shall be used for submission to MOFCOM (as described in Clause 4) and to SAIC (as described in Clause 5).

17.2
Should MOFCOM or SAIC require submission of a separate equity transfer agreement ("By-entity SPA") in respect of the transfer of the JV1 Target Equity Interest, the JV2 Target Equity Interest and the JV3 Target Equity Interest respectively, the Parties shall prepare a By-entity SPA in respect of each Target Company on the basis of this Agreement, provided further that:

17.2.1	unless otherwise agreed between the Parties, to the extent practicable, the provisions of each By-entity SPA shall be substantially similar to the provisions of this Agreement;

17.2.2	the rights and obligations of the Parties under the By-entity SPAs shall be the same as those under this Agreement;

17.2.3
all the By-entity SPAs shall be simultaneously submitted to MOFCOM (as described in Clause 4) and the Parties shall use their best efforts to procure that MOFCOM shall approve the transactions contemplated under all the By-entity SPAs as a package deal; in the event that MOFCOM fails to approve the equity transfer transaction concerning any Target Company, the Parties shall apply to MOFCOM for the withdrawal of the approvals (if issued) for the equity transfer transactions concerning the other Target Companies;

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17.2.4
if any By-entity SPA is terminated in accordance with the terms thereunder, the other By-entity SPAs shall be terminated as well (and a Party that commits a breach under any By-entity SPA shall be deemed to have committed a breach under this Agreement), in which case the provisions of Clause 9 shall apply mutatis mutandis;

17.2.5
this Agreement shall be the governing agreement in respect of the Transaction as a whole and, in the event of any discrepancy between any provision of any By-entity SPA and any provision of this Agreement, between the Parties the provision of this Agreement shall prevail.

18.	EFFECTIVENSS
Upon execution of this Agreement by both Parties, this Agreement shall become effective as between the Parties as of 28 September 2015.

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SCHEDULE 1
DEFINITIONS
In this Agreement:
"Affiliate" means, with respect to any person, any other person which, directly or indirectly, controls, is controlled by or is under common control with the first mentioned person. For the purposes of this Agreement, "Control" means, with respect to any person, whether through the ownership of more than fifty per cent (50%) of the voting shares of such person, or the power of appointment or election of a majority of the directors or similar management organization of such person, or a contractual arrangement with such person or otherwise, the ability to direct the management and policies of such person. Any reference to "controlled" or "controlling" shall be construed accordingly. For the avoidance of doubt, unless otherwise provided in the Agreement, the Target Companies shall be deemed the Affiliates of the Seller prior to the MOFCOM Approval Date and the Affiliates of the Buyer as from the MOFCOM Approval Date;
"AMB" has the meaning given to it in Clause 3.1;
"Business Day" means any day other than a Saturday or Sunday or public holiday in the PRC;
"Buyer" has the meaning given to it in the Preamble;
"By-entity SPA" has the meaning given to it in Clause 17;
"CIETAC" has the meaning given to it in Clause 15.2.1;
"Default Party" has the meaning given to it in Clause .1;
"Encumbrance" means a mortgage, pledge or lien or other security interest;
"Equity Re-transfer" has the meaning given to it in Clause 9.2.3;
"First Payment" has the meaning given to it in Clause 2.3.1;
"Final Payment" has the meaning given to it in Clause 2.3.1;
"IP Loan" means the loan lent by the Seller via the intermediary bank to JV2 (as the borrower) under the IP Shareholder Loan Agreement;
"IP Shareholder Loan Agreement" means the entrustment loan agreement by and between the Seller (as the lender), Bank of China (Shanghai Branch) and JV2 (as the borrower) with a loan amount of RMB60.5 million;
"JV1", "JV2" and "JV3" have the meanings given to them in the Recitals;
"JV Contracts" means the Joint Venture Contracts entered into by and between the Seller and the Buyer for the operation of the Target Companies.
"MOFCOM" means the Ministry of Commerce of the PRC or its local counterpart at the competent level to approve the Transaction in relation to change of shareholding structure of foreign-invested enterprises;

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"MOFCOM Approval Date" has the meaning given to it in Clause 4.2;
"Notice" has the meaning given to it in Clause ;
"PRC" means the People's Republic of China excluding, for the purposes of this Agreement, the Special Administrative Regions of Hong Kong and Macao and the territory of Taiwan;
"Purchase Price" has the meaning given to it in Clause 2.2.1;
"Relevant Banks" means the following banks: Nordea Bank, BNP Paribas, Sumitomo Mitsui, Mizuho, Deutsche Bank and HSBC;
"Revised Business License" has the meaning given to it in Clause 5;
"RMB" means Renminbi, the lawful currency of China.
"Rules" has the meaning given to it in Clause 15.2.1;
"SAIC" means the State Administration of Industry and Commerce or its local counterparts;
"SAIC Registration Date" has the meaning given to it in Clause 5;
"Second Payment" has the meaning given to it in Clause 2.3.1;
"Seller" has the meaning given to it in the Preamble;
"Seller's Bank Account" means the bank account of the Seller with the details set out below:

Beneficiary Name	International Paper Investment (Shanghai) Co., Ltd. 英特奈国际纸业投资༈上海༉有限公司
Beneficiary Bank	Citi Bank, Shanghai Branch 花旗银行上海分行
Beneficiary Account	1,755,667,214

"Sun ListCo" has the meaning given to it in Clause 8.2;
"Sun ListCo Loan" means the loan lent by Sun ListCo via the intermediary bank to JV2 (as the borrower) under the Sun ListCo Shareholder Loan Agreement;
"Sun ListCo Shareholder Loan Agreement" means the loan agreement entered into by and between Sun ListCo (as the lender), Industrial Bank Co., Ltd. and JV2 (as the borrower) with a loan amount of RMB49.5 million;
"Target Companies" or "Target Company" has the meaning given to it in the Recitals;
"Target Equity Interests" has the meaning given to it in Clause 2.1.1
"Terminating Party" has the meaning given to it in Clause .1;
"Trading Subsidiary" has the meaning given to it in Recitals;

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"Transaction" has the meaning given to it in Clause .

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[Signature Page of the Equity Transfer Agreement]
EXECUTED by the following Parties:

SELLER: INTERNATIONAL PAPER INVESTMENT (SHANGHAI) CO., LTD.

/S/ CECILIA HO
Name: Cecilia Ho
Title: Director

BUYER: SHANDONG SUN HOLDING GROUP CO., LTD.

/S/ LU LI
Name: Lu Li
Title: Authorized Signatory

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